Exhibit 10.1

BULLFROG AI HOLDINGS, INC.

AMENDMENT NO. 1 TO

2022 EQUITY INCENTIVE PLAN

EFFECTIVE DATE:

This Amendment No. 1, dated and effective October 22, 2025 (the “Amendment”), is an amendment to the 2022 Equity Incentive Plan (the “Plan”), of Bullfrog AI Holdings, Inc., a Nevada corporation (the “Company”). All capitalized terms used in this Amendment without definition have the meanings set forth in the Plan.

WHEREAS, Section 16.1 authorizes the Board of Directors of the Company (the “Board”) to make amendments to the Plan, subject to stockholder approval as required by law or agreement.

WHEREAS, on August 27, 2025, the Board approved amendments to the Plan to increase the number of shares available for awards under the Plan by 750,000 shares (on a pre-reverse stock split basis), from 900,000 to 1,650,000 shares, and submitted the Amendment to the Company’s stockholders for approval at the Special Meeting of Stockholders held on October 15, 2025.

WHEREAS, the Board has approved retaining Section 4.6 of the Plan, providing for evergreen increases under the Plan in future years until the ten (10) year anniversary of such provision which will arise after the first business day of January 2032.

WHEREAS, on October 22, 2025, the stockholders approved the foregoing amendments to the Plan.

NOW, THEREFORE, intending to be legally bound, and in accordance with the approvals set forth in the WHEREAS clauses, which are incorporated by reference into this Amendment, the Company amends the Plan as follows:

1. Section 4 of the Plan is deleted in its entirety and is replaced by the following:

“4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 14, no more than 1,650,000 shares of Common Stock (on a pre-reverse stock split basis) shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Subject to adjustment in accordance with Section 14, no more than 1,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4 Any shares of Common Stock subject to an Award that expires or is canceled,, forfeited or terminated without issuance of the full number of shares of Common Stock to which the Award related shall again be available for issuance of Awards or delivery under the Plan. Any shares of Common Stock subject to an Award under the Plan that are (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligations or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award shall be added back to the shares of Common S tock available for issuance of Awards or delivery under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder to the shares of Common S tock that may be issued as Incentive Stock Options.

4.5 Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of or in substitution for outstanding awards previously grants by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of or in substitution for outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

4.6 Notwithstanding Section 4.1 above, on the first day of each month commencing January 1, 2023, or the first business day of the calendar year if the first day of the calendar year falls on a Saturday or Sunday, the number of shares eligible for Awards under the Plan will automatically increase in an amount equal to 15% of the total number of shares of common stock outstanding as of December 31st of the preceding fiscal year.”

2. Except as amended by this Amendment, the Plan continues in full force and effect.

3. In the event of a conflict between this Amendment and the Plan, this Amendment shall govern.

Adopted by the Board of Directors: August 27, 2025

Adopted by the stockholders: October 22, 2025

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